Exhibit 10.4

                         trilogy capital partners, inc.


                              Letter of Engagement
                           Applied DNA Sciences, Inc.
                                  June 20, 2005


The following sets forth the agreement for the engagement of Trilogy Capital Partners, Inc. ("Trilogy") by Applied DNA Sciences, Inc. ("APDN" or the "Company"):


Term and            Twelve months, commencing as of the date set forth above
Termination         (the "Initial Term"), and terminable thereafter by either
                    party upon 30 days' prior written notice.

Objective           The development and implementation of a proactive marketing program to increase the awareness of APDN and generate a significant increase in liquidity and market capitalization.
                    In addition, upon request, Trilogy will advise APDN in business development and strategic advisory services.

The Program         Trilogy will structure and implement a marketing program
                    designed to create extensive financial market and investor awareness for APDN to drive long-term shareholder support.
                    The core drivers of the program will be to create institutional and retail buying in the Company's stock through a proactive sales and marketing program emphasizing technology-driven communications, coupled with 1-to-1 selling and leveraging APDN's image to attract additional long term investors and to create additional opportunities in M&A and Business Development. As share price is affected by various factors, Trilogy can give no assurance that the marketing program will result in an increase in APDN's stock price.

                    Trilogy understands that during any period in which the Company is in "registration" for a public offering of securities under the Securities Act of 1933, and during the

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                    distribution of such securities, the Company's investor
                    relations and marketing efforts will be severely limited. However, it will be the responsibility of the Company (with the advice of its securities counsel) to determine what investor relations and financial marketing efforts are permissible and non-permissible during such periods, and Trilogy will follow the direction of the Company and its securities counsel.

Responsibilities    In addition to marketing and financial public relations,
                    Trilogy will assume the responsibilities of an in-house
                    Investor Relations Officer for APDN on a full turnkey basis, including the generation of corporate and shareholder communications, retail and institutional investor contact and media. Trilogy will work in conjunction with the Company's management, securities counsel, investment bankers and auditors and under supervision of management. The content is as follows:

                    o Campaign Development and Execution
                    o Press Announcements: drafting, approval and distribution
                    o Database Development and Management
                    o Image Analysis: recommendations and implementation
                    o Messaging: institutional and retail
                    o Online presentations: drafting and production responsibilities
                    o Website Overhaul - installation and maintenance of auto IR program
                    o Email messaging: targets: Retail and Institutional/Other databases
                    o Media including Interactives and PowerPoints
                    o Direct Mail: shareholder, media, APDN relationship
                      universe
                    o Public Relations
                    o Capital Conferences

                    Trilogy will not publish or publicly release any press release or other document ("IR Documents") regarding the Company that has not been approved in writing by the Company. The Company assumes responsibility for the accuracy and completeness of all IR Documents and the compliance of such Documents with applicable laws, rules and regulations. The Company agrees that Trilogy has no obligation or duty to verify the accuracy or completeness of the IR Documents.

Fees                $12,500 per month, with first payment due on execution.
                    Wiring information is set forth below.


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Equity              APDN has concurrently herewith issued to Trilogy 7,500,000
Compensation        Warrants. Each Warrant represents the right to purchase one share of Common Stock for $0.55 per share at any time through the third year following issuance. The Company agrees to file a Registration Statement with the Securities and Exchange Commission registering the shares underlying the Warrants no later than the earlier to occur of: (i) 15 days following the effectiveness of the Company's current registration statement on Form SB-2 (File No. 333-122848) and (ii) September 19, 2005.

Marketing           To support the financial marketing program, APDN
Budget              acknowledges that it will incur certain third party
                    marketing costs. Trilogy will not incur these costs on behalf of the Company except with the approval of the Company or pursuant to a budget approved by the Company
                    (which budget shall not be more than $200,000 unless approved by an officer of the Company). The Company shall have no obligation to reimburse Trilogy for any third party marketing cost that exceeds the approved budget or is otherwise not approved by the Company. The Company understands that prompt payment of these costs is vital to the on-going investor relations program, and therefore shall pay these costs promptly upon invoice, to Trilogy (to enable
                    Trilogy to promptly reimburse these third parties). The
                    Company shall indemnify and hold Trilogy harmless from any losses, claims, costs, expenses, liabilities and damages from failure to timely pay these third party marketing costs.

Indemnification     The Company agrees to provide the indemnification set forth in "Exhibit A" attached hereto.

Corporate           The obligations of Trilogy are solely corporate obligations,
Obligations         and no officer, director, employee, agent, shareholder or
                    controlling person of Trilogy shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any other party to this Agreement.

Additional          If Trilogy is called upon to render services directly or
Services            indirectly relating to the subject matter of this Agreement, beyond the services contemplated above (including, but not limited to, production of documents, answering interrogatories, giving depositions, giving expert or other testimony, whether by agreement, subpoena or otherwise), the Company shall pay to Trilogy a reasonable hourly rates for

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                    the persons involved for the time expended in rendering such services, including, but not limited to, time for meetings, conferences, preparation and travel, and all related costs and expenses and the reasonable legal fees and expenses of Trilogy's counsel.

Survival of         The Sections entitled "Indemnification" (including "Exhibit
Certain             A"), "Corporate Obligations" and "Additional Services" shall
Provisions          survive any termination of this Agreement and Trilogy's
                    engagement pursuant to this Agreement. In addition, such termination shall not terminate Trilogy's right to compensation accrued through the date of termination and for reimbursement of expenses (including third party marketing costs). Any purported termination of this Agreement by the Company prior to the end of the Initial Term, or any termination by Trilogy as a result of non-payment or other material breach by the Company (including the failure to pay third-party marketing costs), shall not terminate Trilogy's right to the fees through the entire Initial Term (as
                    Trilogy's time and commitment are expected to be greater in the first part of its engagement).

Services/Costs      The compensation paid to Trilogy under this Agreement will cover all costs for Trilogy personnel. Travel and entertainment costs for Trilogy personnel, in addition to certain third-party costs, will be borne by the Company.
                    Trilogy will provide reasonable documentation to support reimbursement claims. Trilogy will not incur any particular reimbursable cost of $500 or more without the written approval from the Company. These reimbursable costs are not third-party marketing costs under "Marketing Budget."

Attorneys' Fees     If any action or proceeding is brought to enforce or
                    interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees to be fixed by the court.

Governing Law       California, without giving
                    effect to the principles of conflicts of law thereof.

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                         [Signatures on following page.]


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Agreed and Accepted:

Applied DNA Sciences, Inc.                   Trilogy Capital Partners, Inc.


By   /s/ PETER BROCKLESBY                    By   /s/ PAUL KARON
     --------------------                         --------------
         Peter Brocklesby                             Paul Karon
         President                                    President



By   /s/ KARIN KLEMM
     ---------------
         Karin Klemm
         COO / CFO